POWER OF ATTORNEY

ARDIAN ACCESS SECONDARY INFRASTRUCTURE FUND LLC

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Christopher Labosky, Olivia Kwon, Nina Shallal, and Elizabeth Whalen of Ropes & Gray LLP the undersigned’s true and lawful attorney-in-fact to:

1)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an Officer and/or Director of Ardian Access Secondary Infrastructure Fund LLC (the “Fund”), Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 30(h) of the Investment Company Act of 1940 and Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder (a “Section 16 Form”);
2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and Schedules, complete and execute any amendment or amendments thereto, and timely file such Forms and Schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he or she may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms and Schedules with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact. The Power of Attorney shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Ropes & Gray LLP. From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of June, 2026.

By:	/s/ Alfred Miranda
Name:	Alfred Miranda